Exhibit 3(i)2


                        OFFICE OF THE SECRETARY OF STATE
                                STATE OF OKLAHOMA




                                     AMENDED
                          CERTIFICATE OF INCORPORATION


WHEREAS, the Amended Certificate of Incorporation of

                             WENTWORTH ENERGY, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                                        Filed in the city of Oklahoma City, this 28th day of February, 2005.

                                        /s/   M. Susan Savage
                                        ----------------------------------------
                                        Secretary of State

                             FIRST AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AVONDALE CAPITAL I CORP.


TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

     We, the undersigned, whose names and addresses are shown below, being a person legally competent to amend the Certificate of Incorporation pursuant to the provisions of the "Oklahoma General Corporation Act" of the State of Oklahoma, do hereby execute and submit the following First Amendment to the Certificate of Incorporation of Avondale Capital I Corp. which was originally incorporated on October 31, 2000.

     1. The Article numbered 1 is amended to change the name of the Corporation to the following:

                             Wentworth Energy, Inc.

     2. The Article number 5 is amended in its entirety to read:

          "5. The aggregate number of shares which the Corporation shall have the authority to allot is 50,000,000 of which 48,000,000 shares shall be common stock of a par value of $0.001 each, amounting to an aggregate of $48,000.00 and of which 2,000,000 shares shall be preferred stock with a par value of $0.001 each, amounting to an aggregate of $2,000.00.

          "The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors."

     Such amendment of the Certificate was proposed and adopted by resolutions of the Shareholders and the Directors of the Corporation on February 24, 2005 pursuant to the provisions of Title 18, Section 1077 of the Oklahoma Statutes.

We do hereby certify that all other provisions of the Certificate of Incorporation as filed with the Oklahoma Secretary of State on October 31, 2000, subject to this First Amendment, remain in full force and effect.

     IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by its President and attested by its Secretary this 21 day of February, 2005.



                                      Avondale Capital I Corp.,
                                      an Oklahoma Corporation


                                       By: /s/  Gordon McDougall
                                           -------------------------------------
                                                Gordon McDougall, President
ATTEST:

/s/  Severino Amorelli
-------------------------------
Severino Amorelli, Secretary